UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             March 30, 2005

NeoMagic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22009	77-0344424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Jay Street, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 988-7020

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 11, 2005, NeoMagic Corporation (the “Company”) received a notice from the Nasdaq Stock Market that, due to a then recent vacancy on the Audit Committee of its Board of Directors, it was no longer in compliance with the audit committee composition requirement under rule 4350 (the “Rule”) requiring at least three independent members. Subsequently, on March 25, 2005, Brian Dougherty was appointed to the Audit Committee.

On March 30, 2005, the Company received a notice from the Nasdaq Stock Market that, due to the recent appointment of Brian Dougherty to the Audit Committee, it was now in compliance with the audit committee composition requirement under the Rule requiring at least three independent members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeoMagic Corporation
(Registrant)

Date: March 30, 2005	/s/ Scott Sullinger
Scott Sullinger Chief Financial Officer